Travelzoo Inc. 590 Madison Avenue 37th Floor New York, NY 10022 Investor Relations: Glen Ceremony Chief Financial Officer ir@travelzoo.com
FOR IMMEDIATE RELEASE

Travelzoo Announces Share Repurchase
Program

NEW YORK, February 11, 2016 — Travelzoo (NASDAQ: TZOO), a global media commerce company, today announced that its board of directors has authorized the repurchase of up to 1 million of the Company's outstanding common shares.

Purchases may be made, from time to time, in the open market and will be funded from available cash. The number of shares to be purchased and the timing of purchases will be based on the level of Travelzoo's cash balances, general business and market conditions, and other factors, including alternative investment opportunities.

About Travelzoo
Travelzoo is a global media commerce company. With more than 28 million members in Asia Pacific, Europe, and North America and 25 offices worldwide, Travelzoo® publishes offers from more than 2,000 travel, entertainment and local companies. Travelzoo’s deal experts review offers to find the best deals and confirm their true value.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words “expect”, “predict”, “project”, “anticipate”, “believe”, “estimate”, “intend”, “plan”, “seek” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release. Travelzoo and Top 20 are registered trademarks of Travelzoo. All other names are trademarks and/or registered trademarks of their respective owners.
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